Registration No. 333-130744

Filed Pursuant to Rule 424(b)(3)

The PNC Financial Services Group, Inc.

Common Stock

($5.00 par value)

Sticker Supplement to Resale Prospectus dated December 29, 2005

This sticker serves to supplement the Resale Prospectus dated December 29, 2005 to provide information with respect to a new selling shareholder who will receive shares as a gift from Jeffery M. Bistrong, a selling shareholder included in the Resale Prospectus, and to reduce the number of shares held by Mr. Bistrong disclosed in the Resale Prospectus by the number of such shares given as a gift.

Under the caption “Selling Shareholders—Plan of Distribution” the following person should be added to the table and Mr. Bistrong’s shares as set forth in the table should be revised as follows:

Name	Shares Beneficially Owned Before Offering		Number of Shares Being Offered	Shares Beneficially Owned After Offering
	Number	Percent		Number	Percent
Northeast Foundation, Inc.	1,450	*	1,450	—	*
Jeffery M. Bistrong	8,454	*	8,454	—	*

*	Less than one percent

This sticker is part of the Resale Prospectus and must accompany the Resale Prospectus.

The date of this sticker is July 21, 2006.